SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

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Exhibit 5.1

       August 27, 2009

OceanFreight Inc.
80 Kifissias Avenue
GR – 151 25 Amaroussion
Athens, Greece

                      Re:           OceanFreight Inc.

 Ladies and Gentlemen:

We have acted as counsel to OceanFreight Inc. (the "Company") in connection with the Company's registration statement on Form F-3 (File No. 333-160784) (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission"), with respect to the public offering by the Company (the "Offering") of up to an aggregate of $200,000,000 of securities, which may include common shares (including the related preferred share purchase rights), preferred shares, debt securities, guarantees, warrants, purchase contracts and units (collectively the "Primary Securities") and 335,820,895 common shares of the Company, par value $0.01 per share, to be offered by the selling shareholder identified in the Registration Statement (the "Secondary Securities" and, together with the Primary Securities, the "Securities").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the "Prospectus") included in the Registration Statement; (iii) the Stockholder Rights Agreement dated as of April 30, 2008 (the "Stockholder Rights Agreement"); and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company and each subsidiary guarantor of any debt security, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:

OceanFreight Inc.
August 27, 2009

1. The Securities have been duly authorized, and when the Securities are issued, sold and paid for as contemplated in the Prospectus (and, with respect to the preferred share purchase rights, in accordance with the terms of the Stockholder Rights Agreement), will be validly issued.

2. The Securities consisting of common shares, preferred shares and units, when issued, sold and paid for as contemplated in the Prospectus, will be fully paid and non-assessable.

3. The debt securities issued pursuant to an indenture substantially in the form examined by us, guarantees, warrants, purchase contracts and units, upon due execution and delivery as contemplated in the Prospectus, will be valid and legally binding obligations of the Company.

4. Under the laws of the State of New York, the preferred share purchase rights constitute binding obligations of the Company in accordance with the terms of the Stockholder Rights Agreement.

This opinion is limited to the law of the State of New York and the Federal law of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

       Very truly yours,

        /s/ Seward & Kissel LLP

SK 25754 0002 1024437